Exhibit 24

[Moore Stephens Cooper Molyneux LLP Letterhead]

June 14, 2004

Mr. Robert Mottern
Weizenecker, Rose, Mottern and Fisher, P.C.
1800 Peachtree Street, Suite 620
Atlanta, GA 30309

Mr. Mottern,

Re:     American Entertainment and Animation Corporation
        December 31, 2003 and 2002 Audited Financial Statements

We hereby provide our consent as independent accountants to the incorporation of the above noted financial statements in the Company's Form 10-SB/A dated June 14, 2004.

Please call if you require any further information.

Yours truly,
MOORE STEPHENS COOPER MOLYNEUX LLP

/s/ Moore Stephens Cooper Molyneux, LLP